EXHIBIT 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (as the same may from time to time be amended, restated, modified or otherwise supplemented, this “First Amendment”) is dated this 2nd day of July, 2008 by and among Green Plains Grain Company LLC, a Delaware limited liability company (together with its successors and permitted assigns, the “Borrower”), and First National Bank of Omaha, a national banking association (together with its successors and assigns, the “Lender”).  Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, on April 3, 2008, Borrower and Lender entered into that certain Credit Agreement (the “Agreement”) pursuant to which Lender agreed to make loans to Borrower; and

WHEREAS, Borrower and Lender desire to amend and modify certain terms and conditions of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

The Recitals of the Agreement are hereby amended by deleting the first (1st) paragraph in its entirety and substituting the following first (1st) paragraph in its place:

WHEREAS, Borrower has requested that Lender loan up to forty-four million dollars ($44,000,000) to Borrower via (a) a thirty-five million dollar ($35,000,000) revolving credit facility, the proceeds of which will be used to finance Borrower’s working capital needs and (b) a nine million dollar ($9,000,000) term loan facility, the proceeds of which will be used to refinance Borrower’s existing debt and for general business purposes;

2.

Section 1.1 of the Agreement is hereby amended by adding the following definitions in alphabetical order:

“Swap Lender” means any Person who is a party to an arrangement with Borrower evidencing Swap Obligations and holds a participating interest in the Revolving Credit Loans and the Term Loan.

“Swap Obligations” means the obligations of Borrower pursuant to any arrangement with Lender or Swap Lender, whereby, directly or indirectly, Borrower is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by Lender or Swap Lender calculated by applying a fixed or floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

3.

Section 1.1 of the Agreement is hereby amended by deleting the definition of “Obligations” in its entirety and substituting the following definition in its place:

“Obligations” means all now existing or hereafter arising loans, advances, liabilities, debts, obligations, covenants and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due or to become due, or payable to Lender, by or from Borrower, in each case to the extent arising out of this Agreement or any other Loan Document or otherwise including, without limitation, all obligations to repay principal of and interest on Revolving Credit Loans and the Term Loan, all obligations to pay interest, fees, costs, charges, expenses and any other sums chargeable to Borrower under the Loan Documents or any other agreement with Lender, whether or not evidenced by any note or other instrument.  The Obligations shall also include any Swap Obligations owing to Lender or Swap Lender.

4.

Section 1.1 of the Agreement is hereby amended by deleting the definition of “Revolving Credit Commitment” in its entirety and substituting the following definition in its place:

“Revolving Credit Commitment” means an amount equal to (a) thirty-five million dollars ($35,000,000) from July 2, 2008 through March 31, 2009 and (b) thirty million dollars ($30,000,000) from April 1, 2009 through the Revolving Credit Maturity Date.

5.

Section 2.1 of the Agreement is hereby amended by deleting paragraph (a) in its entirety and substituting the following paragraph (a) in its place:

(a)

Subject to the other terms and conditions of this Agreement, Lender hereby establishes loans for the benefit of Borrower of up to forty-four million dollars ($44,000,000) consisting of (i) a revolving credit facility (the “Revolving Credit Facility”), the proceeds of which will be used to finance Borrower’s working capital needs, and (ii) a term loan facility (the “Term Loan Facility”), the proceeds of which will be used to refinance Borrower’s existing debt and for general business purposes.

6.

Section 2.6 is hereby amended by deleting paragraph (a) in its entirety and substituting the following paragraph (a) in its place:

(a)

Borrower shall pay to Lender a non-use fee, which shall accrue at the Non-Use Fee Rate on the average daily unused amount of thirty million dollars ($30,000,000) under the Revolving Credit Facility during the period from the Closing Date until the Revolving Credit Maturity Date.  All accrued non-use fees shall be due and payable (i) on the last Business Day of each calendar quarter, commencing on June 30, 2008, until the Revolving Credit Maturity Date and (ii) on the Revolving Credit Maturity Date.  All non-use fees shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days, including the Closing Date and excluding the Revolving Credit Maturity Date.

7.

Section 6.1 of the Agreement is hereby amended by deleting clause (a) in its entirety and substituting the following clause (a) in its place:

(a)

the Obligations and

8.

Section 7.1 of the Agreement is hereby amended by deleting paragraph (h) in its entirety and substituting the following paragraph (h) in its place:

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(h)

Related Agreements – if, after the passage of all applicable notice and cure or grace periods, Borrower breaches or violates the terms of, or if a default or an event of default occurs under, (i) any other existing or future agreement between or among Borrower and Lender that is in any way related to this Agreement including, without limitation, the Loan Documents or (ii) any Swap Obligations; or

9.

In connection with the execution of this First Amendment, Borrower shall execute and deliver a First Amendment to Revolving Credit Note dated as of July 2, 2008 from Borrower to and in favor of Lender (the “First Revolving Credit Note Amendment”), which increases the original principal amount of the Revolving Credit Note dated as of April 3, 2008 from Borrower to the order of Lender (the “Original Revolving Credit Note”) to thirty-five million dollars ($35,000,000).  The First Revolving Credit Note Amendment is incorporated herein by reference, made a part hereof and shall be substantially in the form of Exhibit A attached hereto.  References to “Revolving Credit Note” in the Agreement are hereby amended so that such term includes the Original Revolving Credit Note, the First Revolving Credit Note Amendment and any amendments, modifications or replacements of the same.

10.

In connection with the execution of this First Amendment, Borrower shall deliver a written opinion of Borrower’s independent counsel in form and substance reasonably satisfactory to Lender.

11.

In connection with the execution of this First Amendment, Borrower shall pay to Lender a non-refundable origination fee of twelve thousand five hundred dollars ($12,500).  Borrower shall also be responsible for paying all Expenses incurred by Lender in connection with this First Amendment pursuant to Section 8.5 of the Agreement.

12.

 Except as specifically amended herein, the Agreement shall remain in full force and effect as originally executed.

13.

This First Amendment shall be binding on the successors and assigns of the parties hereto.

14.

This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first set forth above.

Borrower:

Green Plains Grain Company LLC

By: /s/ Wayne Hoovestol Name: Wayne Hoovestol Title: CEO/Manager

Lender:

First National Bank of Omaha

By: /s/ Kenneth Feaster
Name: Kenneth Feaster Title: Vice President

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